Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower International Reports Improved Results

LIVONIA, Mich., Feb. 18, 2011 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced its fourth quarter and full year 2010 results.

•	Revenue for the quarter was $541.6 million, up 8 percent from $501 million in the fourth quarter 2009.

•

Adjusted EBITDA of $48.7 million for the quarter was up 28 percent compared with $38.1 million in the fourth quarter of 2009. The improvement was driven by higher volume, the absence of non-recurring items from 2009, and higher efficiencies.

•

Net loss in the fourth quarter of 2010 was $21.3 million or $1.18 per common share, compared with a loss of $19 million or $1.86 per common share in the fourth quarter of 2009. As detailed below, certain items adversely impacted results by $17 million in the fourth quarter of 2010 and $3.8 million in the fourth quarter of 2009.

•	For full year 2010, revenue was $2 billion, up 22 percent from 2009. Adjusted EBITDA was $190.2 million, up 52 percent. Adjusted EBITDA margin improved from 7.6 percent to 9.5 percent.

•

Net loss for full year 2010 was $36.9 million or $3.43 per common share, compared with a net loss of $67.9 million or $6.74 per common share in 2009. As detailed below, certain items adversely impacted full year results by $24.4 million in 2010 and improved full year results by $36.2 million in 2009.

•

Free cash flow was positive $44.4 million in the fourth quarter and positive $19.9 million for the full year of 2010. Net debt at December 31, 2010 totaled $407.8 million, down from $519.8 million as of December 31, 2009.

“Consistent with our ongoing game plan, Tower continued to do a good job converting increased volume into higher Adjusted EBITDA and higher margin”, said Tower President and CEO Mark Malcolm. “We believe our financial results in 2010 were right on track for this important first year of an anticipated multi-year auto recovery cycle. Looking forward, we remain intensely focused on satisfying customers, delivering solid and predictable results, profitably growing our business over time, and further strengthening our balance sheet.”

Tower’s preliminary financial outlook for full year 2011 includes revenues increasing to a range of $2.05 billion to $2.1 billion, Adjusted EBITDA increasing to a range of $200 million to $210 million, and Adjusted EBITDA margin improving to about 10 percent.

Tower to Host Conference Call Today at 11 a.m. EST

Tower will discuss its fourth quarter and full year 2010 results and preliminary 2011 outlook in a conference call at 11 a.m. EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com. To dial into the conference call, domestic callers should dial 1-866-393-4576, international callers should dial 1-706-679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and reference Conference I.D. # 42015381. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “Adjusted EBITDA margin”, “free cash flow” and “net debt.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by revenues. Free cash flow is defined as cash provided by operating activities less cash disbursed for purchases of property, plant and equipment. Net debt represents total debt less cash and cash equivalents. We use Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and net debt as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are four of the principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and (ii) certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding expected 2011 full year revenues, Adjusted EBITDA and Adjusted EBITDA margin, the existence of a multi-year recovery cycle in the automotive sector and future goals relating to the satisfaction of customers, the delivery of solid and predictable results, profitable growth and the strength of our balance sheet. The forward-looking statements can be identified by the words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors could affect (and in some cases have affected) our actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	automobile production volumes;

•	the financial condition of our customers and suppliers;

•	our ability to make scheduled payments on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;

•	our ability to refinance our indebtedness;

•	our ability to generate non-automotive revenues;

•	our dependence on our largest customers;

•	significant recalls experienced by our customers;

•	pricing pressure from our customers;

•	work stoppages or other labor issues affecting us or our customers or suppliers;

•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty;

•	costs or liabilities relating to environmental and safety regulations; and

•	any increase in the expense and funding requirements of our pension and other postretirement benefits.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerautomotive.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues	$541,607	$500,994	$1,997,058	$1,634,405
Cost of sales	484,666	459,319	1,786,476	1,536,752

Gross profit	56,941	41,675	210,582	97,653
Selling, general and administrative expenses	40,887	35,014	143,975	118,331
Amortization expense	880	751	3,265	2,784
Restructuring and related asset impairment charges, net	9,281	12,503	14,288	13,436

Operating income / (loss)	5,893	(6,593)	49,054	(36,898)
Interest expense	18,447	16,695	66,872	57,881
Interest income	102	300	962	982
Other expense / (income), net	1,300	—	1,300	(33,661)

Loss before provision for income taxes	(13,752)	(22,988)	(18,156)	(60,136)
Provision / (benefit) for income taxes	5,672	(6,396)	10,297	(1,104)

Net loss	(19,424)	(16,592)	(28,453)	(59,032)
Less: Net income attributable to the noncontrolling interests	1,898	2,384	8,441	8,904

Net loss attributable to Tower International, Inc.	$(21,322)	$(18,976)	$(36,894)	$(67,936)

Less: Preferred unit dividends	$—	$(4,200)	$(10,707)	$(16,087)

Loss available to common shareholders	$(21,322)	$(23,176)	$(47,601)	$(84,023)

Weighted average basic and diluted shares outstanding	18,012,862	12,467,866	13,865,509	12,467,866

Basic and diluted loss per share:
Loss per common share	$(1.18)	$(1.86)	$(3.43)	$(6.74)

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands - unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$150,345	$149,802
Accounts receivable, net of allowance of $1,674 and $2,439	297,086	290,098
Inventories	73,189	62,611
Deferred tax asset - current	12,406	4,762
Assets held for sale	8,178	6,008
Prepaid tooling and other	57,754	60,139

Total current assets	598,958	573,420

Property, plant and equipment, net	627,497	640,148
Goodwill	66,309	70,565
Deferred tax asset - non-current	17,377	15,009
Other assets, net	30,035	35,279

Total assets	$1,340,176	$1,334,421

LIABILITIES AND EQUITY / (DEFICIT)

Current maturities of long-term debt and capital lease obligations	$109,848	$137,499
Current maturities of long-term debt with affiliate	—	4,132
Accounts payable	366,761	333,773
Accrued liabilities	132,614	127,823

Total current liabilities	609,223	603,227

Long-term debt, net of current maturities	432,726	112,602
Long-term debt with affiliate, net of current maturities	—	399,776
Obligations under capital leases, net of current maturities	15,604	15,544
Deferred tax liability - non-current	12,710	13,917
Pension liability	76,403	78,730
Other non-current liabilities	81,884	86,869

Total non-current liabilities	619,327	707,438

Total liabilities	1,228,550	1,310,665

Redeemable preferred units	—	170,915

Equity / (deficit):
Tower International, Inc.’s equity / (deficit)
Common units	—	12,595
Common stock, $0.01 par value, 350,000,000 authorized, 19,101,588 issued and outstanding	191	—
Additional paid in capital	296,262	—
Accumulated deficit	(192,556)	(144,955)
Accumulated other comprehensive loss	(36,530)	(54,363)

Total Tower International, Inc.’s equity / (deficit)	67,367	(186,723)

Noncontrolling interests in subsidiaries	44,259	39,564

Total equity / (deficit)	111,626	(147,159)

Total liabilities and equity / (deficit)	$1,340,176	$1,334,421

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
OPERATING ACTIVITIES:
Net loss	$(19,424)	$(16,592)	$(28,453)	$(59,032)
Adjustments required to reconcile net loss to net cash provided by operating activities:
Non-cash restructuring and asset impairment charges	9,999	1,787	9,999	1,787
Deferred income tax provision	(4,793)	(13,053)	(13,851)	(13,053)
Depreciation and amortization	28,426	31,936	114,668	147,705
Gain from debt repurchase / letter of credit reduction	—	—	—	(33,661)
Non-cash share-based compensation	3,047	—	3,047	—
Pension expense, net of contributions	(1,210)	(526)	(5,619)	(2,102)
Change in working capital and other operating items	72,914	48,050	40,568	7,231

Net cash provided by operating activities	$88,959	$51,602	$120,359	$48,875

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant and equipment, net	$(44,559)	$(25,407)	$(100,495)	$(85,995)
Net assets acquired, net of cash acquired	—	—	(16,687)	—

Net cash used in investing activities	$(44,559)	$(25,407)	$(117,182)	$(85,995)

FINANCING ACTIVITIES:
Proceeds from letter of credit reduction	$—	$—	$—	$13,250
Repayments of term debt	—	(1,205)	(3,484)	(16,381)
Repayment of first lien term loan	—	—	(414,172)	—
Issuance of senior secured notes	—	—	417,203	—
Partial redemption of senior secured notes	(26,000)	—	(26,000)	—
Noncontrolling interest dividends	—	—	(5,257)	(4,866)
Preferred units dividends	—	—	(95)	(388)
Proceeds from borrowings	29,982	99,369	418,238	436,172
Repayments of borrowings	(89,893)	(89,062)	(452,286)	(375,501)
Financing costs	(548)	—	(8,356)	(1,488)
Net proceeds from initial public offering	76,550	—	74,020	—

Net cash provided by / (used in) financing activities	$(9,909)	$9,102	$(189)	$50,798

Effect of exchange rate changes on cash and cash equivalents	$875	$2,526	$(2,445)	$9,304

NET CHANGE IN CASH AND CASH EQUIVALENTS	$35,366	$37,823	$543	$22,982

CASH AND CASH EQUIVALENTS:
Beginning of period	$114,979	$111,979	$149,802	$126,820

End of period	$150,345	$149,802	$150,345	$149,802

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended December 31,
	2010		2009
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$326,027	$37,091	$298,802	$36,120
Americas	215,580	11,639	202,192	1,968

Consolidated	$541,607	$48,730	$500,994	$38,088

	Year Ended December 31,
	2010		2009
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$1,147,614	$125,545	$990,523	$108,650
Americas	849,444	64,690	643,882	16,350

Consolidated	$1,997,058	$190,235	$1,634,405	$125,000

Adjusted EBITDA reconciliation	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Adjusted EBITDA	$48,730	$38,088	$190,235	$125,000
Restructuring	(9,281)	(12,503)	(14,288)	(13,436)
Depreciation and amortization	(28,427)	(31,935)	(114,668)	(147,705)
Receivable factoring charges and other	(113)	(243)	(471)	(757)
Acquisition costs	—	—	(679)	—
Expense related to the compensation programs	(5,016)	—	(11,075)	—
Interest expense, net	(18,345)	(16,395)	(65,910)	(56,899)
Other income, net	(1,300)	—	(1,300)	33,661
(Provision) / benefit for income taxes	(5,672)	6,396	(10,297)	1,104
Net income attributable to noncontrolling interest	(1,898)	(2,384)	(8,441)	(8,904)

Net loss attributable to Tower International, Inc.	$(21,322)	$(18,976)	$(36,894)	$(67,936)

Free cash flow reconciliation	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$88,959	$51,602	$120,359	$48,875
Cash disbursed for purchases of PP&E, net	(44,559)	(25,407)	(100,495)	(85,995)

Free cash flow	$44,400	$26,195	$19,864	$(37,120)

Net debt reconciliation			December 31,
			2010	2009
Current maturities of long-term debt and capital lease obligations			$109,848	$141,631
Long-term debt, net of current maturities			432,726	512,378
Obligations under capital leases, net of current maturities			15,604	15,544

Total debt			558,178	669,553
Less: cash and cash equivalents			(150,345)	(149,802)

Net debt			$407,833	$519,751

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET LOSS

(Amounts in thousands - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Income / (expense) items included in net loss, net of tax:
Selling, general and administrative expenses
Incentive compensation related to funding events	$(4,793)	$—	$(10,852)	$—
Acquisition costs	—	—	(679)	—
Interest expense
Acceleration of the amortization of debt issue costs and OID	(1,247)	—	(6,574)	(538)
Restructuring expense
Closure of press shop in Bergisch Gladbach, Germany	—	(6,945)	—	(6,945)
Restructuring income pursuant to recoveries for the cancellation of an old customer program	—	—	—	6,910
Asset impairments - primarily SES	(7,300)	(1,787)	(9,142)	(1,787)
Sale of closed facilities	(2,327)	—	(1,680)	—
Other income
Debt repurchase / letter of credit reduction	(1,300)	—	(1,300)	33,661
Provision for income taxes
Reversal of South Korean valuation allowance	—	—	7,785	—
Tax effect of gains/losses on pension and interest rate swaps	—	4,901	(2,000)	4,901

Total items included in net loss	$(16,967)	$(3,831)	$(24,442)	$36,202

Net loss attributable to Tower International, Inc.	$(21,322)	$(18,976)	$(36,894)	$(67,936)
Less: Preferred unit dividends	—	(4,200)	(10,707)	(16,087)

Loss available to common shareholders	$(21,322)	$(23,176)	$(47,601)	$(84,023)

Memo: Average shares outstanding (in thousands)	18,013	12,468	13,866	12,468

Loss per common share*	$(1.18)	$(1.86)	$(3.43)	$(6.74)

*	Loss per common share is calculated using “Loss available to common shareholders” and includes the certain items included above.